EXHIBIT 99.2
Cal Dive International
4th Quarter 2011 Earnings Conference Call

Forward-Looking Statements
This presentation may include “forward-looking” statements that are generally identifiable through our use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that we make regarding our earnings expectations. The forward-
looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including current economic and financial market conditions, changes in commodity prices for natural gas and oil and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the impact on the market and regulatory environment in the U.S. Gulf of Mexico resulting from the Macondo well blowout, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, and other risks detailed in our
Form 10-K on file with the Securities and Exchange Commission.

Presentation Outline

  Summary of 4Q 2011 Results
  Backlog
  Discussion of Financial Results
  Non-GAAP Reconciliations
  Questions & Answers

Summary of 4Q Results

   Strong profitability in Australia for diving
 related work on Gorgon project.
  Decreased domestic financial results
 compared to 4Q 10 due to harsher weather
 in December and dry-dock of Uncle John.
  Bahamas construction project performed in 4Q 10
 did not reoccur in 4Q 11.
  Strong free cash flow during quarter.
  No borrowings under revolving credit facility
 at year end.

$350
$300
$250
$200
$150
$100
$50
$-
$191
$302
$233
$191
$190
$176
$221
$178
1Q 2010
2Q 2010
3Q 2010
4Q 2010
1Q 2011
2Q 2011
3Q 2011
4Q 2011

Backlog

($ millions)

Financial Results

(1) See reconciliation on Non-GAAP financial measures at the end of the presentation.
(2) Tax effected.
(all amounts in thousands, except per share amounts and percentages)
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010

Revenues	$127,434	$161,040	$479,811	$536,468

Gross Profit	7,788	23,673	14,266	62,442
Margins	6%	15%	3%	12%

Net Loss	($8,771)	($2,382)	($66,897)	($315,849)
Margins	(7%)	(1%)	(14%)	(59%)

Diluted Loss Per Share	($0.10)	($0.03)	($0.73)	($3.47)

Net Loss	($8,771)	($2,382)	($66,897)	($315,849)
Non-cash fixed asset impairments (2)	1,561	-	30,356	15,048
Non-cash goodwill impairment (2)	-	-	-	287,464
Net Loss excluding impairments	($7,210)	($2,382)	($36,541)	($13,337)
Margins	(6%)	(1%)	(8%)	(2%)

Non-GAAP Diluted Loss Per Share	($0.08)	($0.03)	($0.40)	($0.15)

EBITDA (1)	$12,610	$27,683	$36,913	$79,867
Margins	10%	17%	8%	15%

Utilization

(1) Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period excluding days in which the vessels were in drydock or taken out of service for upgrades.
(The following statistics are for owned and operated vessels only)
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
Effective Utilization (1) -
Saturation Diving Vessels	47%	66%	56%	65%
Surface Diving Vessels	20%	46%	39%	51%
Construction Barges	32%	33%	25%	29%
Total Fleet	31%	47%	39%	47%

Calendar Day Utilization -
Saturation Diving Vessels	43%	64%	51%	61%
Surface Diving Vessels	20%	43%	37%	49%

Total Fleet	30%	46%	37%	45%

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
$50
$111
$69
$58
$110
$426
$199
$281
4Q 2010
4Q 2011
2010
2011
Domestic
International

International Revenue

($ millions)

($ millions) **Net Debt Levels (1)**

Horizon Acquisition
$350
$300
$250
$200
$150
$100
$50
$-
$314
$254
$183
$141
$155
$183
$178
$134
2007
2008
2009
2010
1Q 2011
2Q 2011
3Q 2011
4Q 2011
Net Debt

Net Debt to Book Cap. % (2)

35%
30%
25%
20%
15%
10%
5%
0%
35%
27%
21%
27%
30%
33%
35%
29%
2007
2008
2009
2010
1Q 2011
2Q 2011
3Q 2011
4Q 2011
Net Debt to Book Cap.

Debt Levels

(1) Calculated as Total Debt less Cash and Cash Equivalents.
(2) Calculated as Net Debt divided by Stockholders’ Equity plus Net Debt.

$150 Million Revolver*

$0.2mm
$53mm
$97mm
Effective Revolver Borrowing Capacity
Remaining Total Revolver Borrowing & LC Facility Amount
Outstanding LC's

Liquidity

Cash at 12/31/2011:
$16 Million
*Revolver size temporarily steps
down to $75 million for 1Q12 and
then subsequently returns to $150
million.

Non-GAAP Reconciliations

EBITDA Reconciliations

(all amounts in thousands)
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010

EBITDA (unaudited)	$12,610	$27,683	$36,913	$79,867

Less: Depreciation & Amortization	15,524	17,008	66,692	68,961
Less: Non-Cash Stock Comp. Expense	2,400	2,061	9,563	7,427
Less: Interest Expense, net	2,815	2,225	9,227	9,060
Less: Income Tax Expense (Benefit)	(919)	8,680	(19,871)	(5,443)
Less: Non-Cash Goodwill Impairment Charge	-	-	-	292,469
Less: Non-Cash Fixed Asset Impairment Charge	1,561	91	38,199	23,242
Net Loss	($8,771)	($2,382)	($66,897)	($315,849)